Exhibit 10.2
SETTLEMENT AGREEMENT
This Settlement Agreement is entered into as of April 5, 2011, between, on the one hand, ChemFree Corporation, a corporation organized and existing under the laws of the State of Georgia, (“ChemFree”), and, on the other hand, McKenna Long & Aldridge LLP, (“MLA”), a limited liability partnership organized and existing under the laws of the District of Columbia (Washington, D.C.). ChemFree and MLA are referred to in this Settlement Agreement collectively as the “Parties” and individually as a “Party”.
WHEREAS, on or about December 20, 2004, ChemFree instituted a civil action in the United States District Court for the Northern District of Georgia against J. Walter Company, Ltd. and J. Walter, Inc. alleging infringement of various patents owned by ChemFree, said civil action being captioned ChemFree Corporation v. J. Walter, Inc. et al, Civil Action No. 04-cv-03711 (CRW) (hereinafter the “Civil Action;” the defendants J. Walter Company, Ltd. and J. Walter, Inc. shall hereinafter be referred to collectively as “Walter”);
WHEREAS, MLA entered an appearance as counsel on behalf of Walter in the Civil Action and, in the course of its representation of Walter, participated in the assertion of an affirmative defense and counterclaim alleging that ChemFree and/or its inventors and/or its patent prosecution counsel and/or its co-owner, ZYMO International, Inc., committed inequitable conduct before the United States Patent and Trademark Office in connection with prosecuting the patents-in-suit, including various parent, continuation, and/or divisional applications related to the patents-in-suit;

WHEREAS, on or about August 24, 2007, ChemFree served on MLA a proposed motion and brief under the 21 day “safe harbor” provision of Rule 11(c)(2) of the Federal Rules of Civil Procedure that proposed to seek sanctions against Walter for pursuing the inequitable conduct defense and counterclaim in the Civil Action;
WHEREAS, on or about September 21, 2007, ChemFree moved the Court to impose sanctions under Rule 11 of the Federal Rules of Civil Procedure against Walter for pursuing the inequitable conduct defense and counterclaim in the Civil Action (hereinafter the “Rule 11 Motion”);
WHEREAS, on or about December 28, 2007, ChemFree moved the Court to grant it partial summary judgment on the affirmative defense and counterclaim of inequitable conduct in the Civil Action;

WHEREAS, on or about January 10, 2008, the law firm of King & Spalding LLP entered an appearance of counsel on behalf of the Defendants in the Civil Action;
WHEREAS, on or about March 5, 2008, MLA attorneys Bruce P. Brown, Gregory S. Brow, Audrey E. Klein, Shari Klevens, Adrian Mollo, Amir Rashid-Farokhi and Renzo Rocchegiani withdrew as counsel for Defendants in the Civil Action;
WHEREAS, on or about June 10, 2008, the Court entered an Order granting ChemFree’s motion for partial summary judgment on the inequitable conduct defense and counterclaim and granting-in-part and denying-in-part ChemFree’s motion for Rule 11 sanctions in connection with pursuit of the allegations of inequitable conduct set forth in Walter’s Amended Counterclaim in the Civil Action;
WHEREAS, the June 10, 2008, Order imposed Rule 11 sanctions only against MLA in its capacity as counsel for Walter, but did not impose sanctions against Walter, either separately or jointly and severally with MLA;
WHEREAS, on or about June 24, 2008, ChemFree submitted an application to the Court for attorney’s fees and costs associated with defending against the inequitable conduct allegations;

WHEREAS, on or about July 24, 2008, MLA attorneys Matthew Bailey and Rel Ambrozy withdrew as counsel for Walter in the Civil Action;
WHEREAS, on or about July 28, 2008, MLA submitted a response in opposition to ChemFree’s application to the Court for attorney’s fees and costs;
WHEREAS, by reason of the June 24, 2008, and July 28, 2008, submissions, there is a dispute between ChemFree and MLA regarding the amount of Rule 11 sanctions that should be imposed under the June 10, 2008, Order;
WHEREAS, notwithstanding the grant of partial summary judgment on the inequitable conduct defense and counterclaim, Walter has continued to contest various other issues in the Civil Action subsequent to the withdrawal of MLA’s attorney and Walter has been represented by the law firm of King & Spalding LLP in connection with such other and ongoing litigation;
WHEREAS, from time to time during the Civil Action, ChemFree has alluded to the possibility of seeking an additional award of attorneys fees under applicable law including, without limitation, under the exceptional circumstances provision of 35 U.S.C. § 285;

WHEREAS, on or about February 3, 2011, the Court in the Civil Action granted the joint request of ChemFree and MLA to delay a hearing on ChemFree’s fee application in order to pursue settlement of their dispute through mediation;
WHEREAS, the Parties desire to resolve the present dispute over ChemFree’s pending Rule 11 fee application without further time and expense of litigation or other legal action;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ChemFree and MLA agree as follows:
1. MONETARY CONSIDERATION (the “Settlement Payment”): MLA agrees to pay and ChemFree agrees to accept the sum of $450,000.00 (the “Settlement Payment”) in cash or other good funds within a reasonable period of time after execution of this Settlement Agreement and approval of the Settlement Agreement by the Court in the Civil Action;

2. RELEASE OF MLA BY CHEMFREE. Upon receipt of the Settlement Payment in full, ChemFree and its officers, directors, members, trustees, employees, successors, assigns, insurers, agents and attorneys of each of them do hereby forever, fully and finally, release, acquit and discharge MLA and any current or former partners, employees, successors, insurers, assigns, agents and attorneys of each of them from and for liability arising from, related to, or in connection with: (i) the Rule 11 Motion; and (ii) any other claim for an award of attorney fees that ChemFree could have brought or could bring under applicable law including, without limitation, under 28 U.S.C. § 1927 and/or 35 U.S.C. § 285, based on allegations of litigation misconduct by MLA or Walter during the course of and in connection with MLA’s representation of Walter in the Civil Action.

3. LIMITED RELEASE OF WALTER BY CHEMFREE. ChemFree hereby releases Walter and its officers, directors, members, trustees, employees, successors, assigns, and insurers, for any claim for an award of attorneys fees based on allegations of litigation misconduct whether under Rule 11 of Federal Rules of Civil Procedure, 28 U.S.C. § 1927, 35 U.S.C. § 285 or other applicable law. The release granted in this paragraph is limited in time to conduct, events and occurrences taking place on or before July 24, 2008, representing the date that MLA withdrew as counsel for Walter in the Civil Action. Otherwise, it is expressly understood and agreed that Walter is not a party to this Settlement Agreement, nor is Walter entitled to receive a copy of or otherwise review this Settlement Agreement except as otherwise provided in this agreement. The Parties agree that the sole purpose for affording the within limited release to Walter is to benefit MLA by reducing the likelihood that Walter will be able to bring a claim of contribution or indemnity against MLA subsequent to execution of this Settlement Agreement for alleged acts of litigation misconduct that may have occurred during the period of time that Walter was represented by MLA in the Civil Action;
4. LIMITATION ON SCOPE OF RELEASE. It is understood by and between ChemFree and MLA that the releases contemplated herein in favor of MLA and Walter shall be strictly limited to acts of misconduct in connection with the conduct of the litigation through the date of MLA’s withdrawal of representation set forth hereinabove. Otherwise, nothing in this Settlement Agreement shall be construed as limiting ChemFree’s right to seek and obtain an award of attorneys’ fees under applicable law including, without limitation, 35 U.S.C. § 285, based on a finding that Walter or its attorneys committed acts of litigation misconduct after the date of MLA’s withdrawal of representation;

5. RESERVATION OF RIGHTS TO OBTAIN DAMAGES AND OTHER REMEDIES AGAINST WALTER FOR PATENT INFRINGEMENT. It is understood by and between ChemFree and MLA that the releases contemplated herein in favor of MLA and Walter shall be strictly limited to acts of “litigation misconduct,” i.e., misconduct in connection with the conduct of the litigation. Otherwise, it is understood that ChemFree does not release Walter, in any way, for liability for any causes of action, including acts of patent infringement as alleged in ChemFree’s pleadings in the Civil Action.
6. RESERVATION OF RIGHTS TO OBTAIN ATTORNEY FEE AWARD FOR WILLFUL INFRINGEMENT. Nothing in this Settlement Agreement shall be construed as limiting ChemFree’s right to seek and obtain an award of attorneys’ fees and expenses of litigation under applicable law including, without limitation, 35 U.S.C. § 285, based on a finding that Walter’s infringement of one or more of ChemFree’s patent claims has been “willful,” it being otherwise understood and agreed that “willful infringement” and “litigation misconduct” are two separate and distinct grounds for finding that a case is “exceptional” within the meaning of 35 U.S.C. § 285.

7. LIMITED WAIVER OF APPEAL RIGHTS: MLA and ChemFree, respectively, each waive the right to seek an appeal of the June 10, 2008, Order including, without limitation, an appeal of the order granting partial summary judgment on the inequitable conduct defense and/or the order granting-in-part and denying-in-part ChemFree’s motion for Rule 11 sanctions. In addition, MLA and ChemFree, respectively, each agree not to seek reconsideration of such order before the District Court. However, nothing in this paragraph shall be construed as limiting ChemFree’s right to appeal or seek reconsideration of the District Court’s June 18, 2010 Order, maintaining that one or more of ChemFree’s patent claims is invalid as obvious under 35 U.S.C. § 103.
8. WAIVER OF RIGHT TO RECOUP SETTLEMENT PAYMENT IN THE EVENT OF APPEAL OR RECONSIDERATION INITIATED BY WALTER: In the event that Walter appeals or otherwise seeks review or reconsideration of the June 10, 2008, Order, and notwithstanding the outcome of any such appeal, review, and/or reconsideration, MLA agrees and understands that it will not be able to recoup or otherwise recover any of the Settlement Payment, it being the purpose of this Settlement Agreement to fully and finally fix the amount to be paid by MLA, which amount shall neither be increased nor diminished/refunded as a result of any further litigation in the case, whether before the District Court or any Court of Appeals.

9. RELEASE OF CHEMFREE BY MLA: Upon payment of the Settlement Payment in full, MLA, and its partners, employees, successors, assigns, insurers, agents and attorneys of each of them do hereby forever, fully and finally, release, acquit and discharge ChemFree and its officers, directors, members, employees, successors, assigns, agents and attorneys of each of them from and for all manner of actions, causes of actions, civil actions, debts, dues, sums of money, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, which have accrued or which may hereafter accrue, known or unknown, expressed or implied, obligations, contracts, negotiations, representations, matters, events or occurrences, at law or in equity, arising from, related to, or in connection with the Civil Action, ChemFree’s patents asserted in the Civil Action, ChemFree’s efforts to enforce its patent rights against Walter, and/or ChemFree’s efforts to obtain an award of attorneys fees in the Civil Action.

10. CONDITIONAL CONFIDENTIALITY: Within a reasonable time following execution of this Settlement Agreement, the Parties shall prepare and file with the Court a joint motion dismissing ChemFree’s pending application for attorneys’ fees in a form substantially identical to Exhibit “A” attached hereto, together with an accompanying, proposed Consent Order in a form substantially identical to Exhibit “B” attached hereto. Otherwise, the Parties expressly agree that the terms and conditions of this Settlement Agreement shall be kept confidential and shall not be disclosed, divulged or disseminated to any third persons or entities except as necessary for tax purposes or reporting required information to governmental agencies. Notwithstanding the foregoing, however, either of the parties shall be permitted to disclose the terms of this Settlement Agreement in the event that it becomes necessary for the Court to take the amount of the Settlement Payment or any other terms of this Settlement Agreement into account, for example, in connection with the calculation of any other and further attorney fee award that may be imposed or awarded in the Civil Action including, without limitation, in the event that the Court determines that Walter’s infringement is willful or that the litigation otherwise constitutes an “exceptional case” within the meaning of 35 U.S.C. § 285, or in the event that it is otherwise necessary to disclose the terms of this Settlement Agreement in order to enforce the terms of this Settlement Agreement. In addition, MLA shall be permitted to disclose the terms of this Settlement Agreement to the Court, any other court or tribunal and/or to Walter and its counsel in the event that Walter threatens or asserts a claim against MLA to which this Settlement Agreement is determined by MLA in good faith to be relevant.

11. SEVERABILITY: In case any provision of this Settlement Agreement shall be held invalid, illegal, or unenforceable in whole or in part, neither the validity of the remaining part of such provision, nor the validity of any other provisions of this Settlement Agreement shall in any way be affected thereby.
12. ENTIRE AGREEMENT: This Settlement Agreement supersedes all prior agreements, discussions, and negotiations between ChemFree and MLA concerning all events and circumstances related to the Civil Action, oral or written, and constitutes the entire agreement between ChemFree and MLA concerning all events and circumstances related to the Civil Action, and all prior discussions and negotiations are merged herein.
13. MODIFICATION OR AMENDMENT MUST BE IN WRITING: This Settlement Agreement may not be amended, modified, changed, released, or discharged except by a writing signed by the duly authorized representatives of each of the Parties or their successors or assigns.
14. GOVERNING LAW AND CONSTRUCTION: This Settlement Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to application of conflict of law provisions of the laws of said State.

15. BINDING EFFECT OF AGREEMENT: This Settlement Agreement including every obligation, representation and warranty contained herein shall be binding upon and inure to the benefit of ChemFree and MLA and their respective past, present or future, direct or indirect, parent, subsidiary and affiliated entity of legal successors, agents, attorneys, insurers, employees, representatives, officers, directors, partners, shareholders, successors and assigns.
16. WARRANTY OF AUTHORITY TO MAKE THIS AGREEMENT: ChemFree and MLA represent and warrant to each other on behalf of themselves that all necessary corporate consents, if any, have been obtained and that the Parties are duly authorized to enter into and be bound by this Settlement Agreement, that the individuals signing this Settlement Agreement on their behalf are duly authorized to enter into and bind them to its terms and that by signing this Agreement the Parties are bound to the terms hereof. Each Party further represents and warrants that it has been represented by, or had the full opportunity to consult with, legal counsel with respect to the negotiation of this Settlement Agreement and that each has participated in the review and drafting of this Settlement Agreement such that no construction of the terms or effect of this Agreement shall be made against any Party on the basis of such Party’s capacity as principal drafter hereof. Each Party further represents and warrants that it has read this document and that the terms of the Settlement Agreement are fully understood and voluntarily accepted by it.

17. COUNTERPARTS AND FACSIMILE COPY: This Settlement Agreement may be executed in several counterparts, so all taken together shall constitute one and the same instrument, including sending and signing this Agreement by telecopy. Each facsimile showing the signatures of all Parties shall be accepted as an original.
IN WITNESS WHEREOF, the Parties do hereby execute this Settlement Agreement by duly authorized officials as of April 5, 2011:

CHEMFREE CORPORATION		McKENNA LONG & ALDRIDGE, LLP

By:	/s/ Thomas W. McNally	By:	/s/ David L. Balser

	Thomas W. McNally		David L. Balser
	Vice-President &		Partner and
	General Manager		General Counsel

Witnessed by me this 2d day of May, 2011.		Witnessed by me this 3rd day of May, 2011.

/s/ Brenda W. Shelton		/s/ Susan J. Davis

Notary Public		Notary Public
My Commission Expires:		My Commission Expires:

EXHIBIT “A”

IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

CHEMFREE CORPORATION,	)
)
Plaintiff,	)
)
v.	)	CIVIL ACTION NO:
	)	1: 04-CV-3711 (CRW)
J. WALTER, INC. and	)
J. WALTER COMPANY, LTD.,	)
)
Defendants.	)
)
***************************	)
)
CHEMFREE CORPORATION,	) )
Applicant,	) )
v.	) )
McKENNA LONG & ALDRIDGE LLP,	)
)
Respondent.	)
JOINT MOTION TO DISMISS FEE APPLICATION
NOW COME Applicant Plaintiff ChemFree Corporation (ChemFree) and Respondent McKenna Long & Aldridge LLP (“MLA”) and jointly move the Court to approve their confidential settlement agreement and, subject to and in connection therewith, jointly move the Court to dismiss Plaintiff’s Application for Attorneys’ Fees And Costs Pursuant to the Court’s June 5, 2008, Order Imposing Rule 11 Sanctions Against McKenna Long & Aldridge, filed under seal on or about June 24, 2008.

ChemFree and MLA show the Court that, pursuant to the Court’s permission to engage in mediation, they mediated their dispute before a professional mediator during the period March 29, through April 5, 2011. As a result of such mediation, the parties report that they have reached a confidential settlement agreement resolving their dispute over the subject fee application thereby obviating the need for the Court to determine the amount of any such fee award.
ChemFree and MLA further represent to the Court that they have agreed to keep the terms of their settlement agreement confidential, except to the extent that it becomes necessary, at some later stage of this civil action, for the Court to take the terms of the settlement agreement into account in connection with making any other and further ruling in the case, such as, for example, in the event that the Court awards additional attorneys fees and costs to ChemFree under circumstances where the Walter defendants may be entitled to a credit against the amount of attorneys’ fees awarded by reason of any amounts paid by MLA to ChemFree under the subject settlement agreement, or to otherwise enforce the terms of the settlement agreement. In that regard, ChemFree and MLA are amenable to allowing the Court to view their confidential settlement agreement in camera if the Court deems such to be necessary in connection with approving the settlement and dismissing the pending fee application.

A proposed Consent Order granting the within joint motion is attached hereto for the consideration of the Court.
WHEREFORE, ChemFree and MLA jointly pray that the Court will consider and grant their motion.
Respectfully submitted, this  _____th day of May, 2011.

DUANE MORRIS LLP	McKENNA LONG & ALDRIDGE LLP

/s/ William A. Capp	/s/

William A. Capp	[signed w/expressed permission by WAC]
Georgia Bar No. 108823	David L. Balser
bcapp@duanemorris.com	Georgia Bar No. 035835
dbalser@mckennalong.com
Atlantic Center Plaza
1180 West Peachtree Street NW	303 Peachtree Street
Suite 700	Suite 5300
Atlanta, Georgia 30309-3448	Atlanta, GA 30308

Attorneys for Plaintiff
ChemFree Corporation

EXHIBIT “B”
IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

CHEMFREE CORPORATION,	)
)
Plaintiff,	)
)
v.	)	CIVIL ACTION NO:
	)	1: 04-CV-3711 (CRW)
J. WALTER, INC. and	)
J. WALTER COMPANY, LTD.,	)
)
Defendants.	)
)
***************************	)
)
CHEMFREE CORPORATION,	)
)
Applicant,	) )
v.	)
)
McKENNA LONG & ALDRIDGE LLP,	)
)
Respondent.	)
CONSENT ORDER DISMISSING FEE APPLICATION
This matter is before the Court on Plaintiff’s Application for Attorneys’ Fees And Costs Pursuant to the Court’s June 5, 2008, Order Imposing Rule 11 Sanctions Against McKenna Long & Aldridge, filed under seal on or about June 24, 2008 (hereinafter “ChemFree’s Fee Application”), and a joint motion by Plaintiff/Applicant ChemFree Corporation (“ChemFree”) and Respondent McKenna Long & Aldridge LLP (“MLA”) to dismiss ChemFree’s Fee Application subject to approval of their settlement agreement.

ChemFree and MLA have represented to the Court that they have reached a confidential settlement agreement resolving their dispute over the subject fee application thereby obviating the need for the Court to determine the amount of any such fee award.
ChemFree and MLA have further represented to the Court that they have agreed to keep the terms of their settlement agreement confidential, except to the extent that it becomes necessary for the Court to take the terms of the settlement agreement into account in connection with making any other and further ruling in the case, such as, for example, in the event that the Court awards additional attorneys fees and costs to ChemFree and against the Walter defendants under circumstances where the Walter defendants may be entitled to a credit toward the amount of attorneys’ fees owed by reason of any amounts paid to ChemFree by MLA under the subject settlement agreement.
It appearing to the Court that the parties have consented hereto and it further appearing that the relief requested by the parties is otherwise just and equitable under the circumstances, it is hereby
ORDERED AS FOLLOWS:
(1) In lieu of ruling on ChemFree’s Fee Application, the Court approves the settlement agreement between ChemFree and MLA;
(2) ChemFree’s Fee Application is hereby dismissed subject to the other terms and conditions of this order;

(3) The Court will conditionally approve of ChemFree and MLA’s joint request to maintain the terms of their settlement agreement confidential, except that, in the event the Court deems it necessary to take the terms of such settlement agreement into consideration in connection with deciding any other matter in this case or otherwise enforcing the provisions of the settlement agreement, the parties shall promptly comply with any further Order of the Court to disclose the terms of the settlement agreement to the Court and/or either of the Walter defendants, as may be later determined by the Court; and
(4) The Court will retain jurisdiction as necessary to enforce the terms of the settlement agreement.
SO ORDERED, this  _____th day of May, 2011.

CHARLES R. WOLLE
UNITED STATES DISTRICT COURT

CONSENTED TO:	CONSENTED TO:

DUANE MORRIS LLP	McKENNA LONG & ALDRIDGE LLP

/s/ William A. Capp	/s/

William A. Capp	[signed w/expressed permission by WAC]
Georgia Bar No. 108823	David L. Balser
bcapp@duanemorris.com	Georgia Bar No. 035835
dbalser@mckennalong.com

Atlantic Center Plaza
1180 West Peachtree Street NW	303 Peachtree Street
Suite 700	Suite 5300
Atlanta, Georgia 30309-3448	Atlanta, GA 30308

Attorneys for Plaintiff
ChemFree Corporation